EXHIBIT 1.2

                              ASSIGNMENT AGREEMENT


         This Assignment Agreement (this "Agreement") dated as of October 23, is between Peninsula Gaming Partners, LLC ("Transferor") and OED Acquisition, LLC ("Transferee").

         Transferor is party to the Purchase Agreement dated as of June 27, 2001 (the "Purchase Agreement") by and among Transferor, as Buyer, BIM3 Investments, as Seller and The Old Evangeline Downs, L.C. ("OED"), pursuant to which Transferor has agreed to purchase from the Seller all membership interests in OED owned by the Seller.

         Pursuant to Section 12 of the Purchase Agreement, Transferor has the right to assign all of its right, title, and interest in the Purchase Agreement to any person controlled by Transferor.

         Transferor hereby agrees to sell to Transferor, and Transferee agrees to purchase from Transferor, all of Transferor's right, title and interest in the Purchase Agreement for the sum of $523,835.62.




                                      Peninsula Gaming Partners, LLC


                                      By:   /s/ Michael S. Luzich
                                         ---------------------------------------
                                      Name:  Michael S. Luzich
                                      Title: Managing Member



                                      OED Acquisition, LLC


                                      By:  /s/ Michael S. Luzich
                                         ---------------------------------------
                                      Name:  Michael S. Luzich
                                      Title: Managing Member